PURCHASE AGREEMENT

                 KONA RESTAURANT GROUP, INC.

                    Alexandria, Louisiana



This Purchase Agreement (the "Agreement") entered into and effective as of the 13 day of November, 2003, by and between Kona Restaurant Group, Inc. (the "Seller") and AEI Net Lease Income & Growth Fund XX Limited Partnership, or its assigns (the "Buyer").

1. Property. Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Parcel"). Seller wishes to sell and Buyer wishes to purchase the
Parcel and all improvements thereon upon which Seller has developed a Johnny Carino's Country Italian restaurant (the "Improvements") on the Parcel (the Parcel and the Improvements collectively, the "Property").

2.    Lease.   The  Property is being sold  subject  to  the
execution of a Lease on the Property by and between Buyer as Lessor ("Lessor") and Seller as lessee (the "Lessee"), (the
"Lease").

The  Lease  is  to  be  guaranteed by  Fired-Up,  Inc.  (the
"Guarantor").

3. Closing Date. The closing date on the Buyer's purchase of the Property shall be on or before November 25, 2003 (the
"Closing Date").

4. Purchase Price. The purchase price for the Property is up to two million one hundred fifty thousand ($2,150,000) dollars and shall be equal to the Annual Basic Rental (as defined in the Lease) for the first Rental Year (as defined in the Lease) capitalized at nine and one-quarter (9.25%) percent, (the "Purchase Price"). Beginning at the start of the second (2nd) lease year and every lease year thereafter, including any renewal terms, such annual rent will increase by an amount equal to one (1.0%) of the prior year's scheduled annual rent. The term of the Lease shall be for seventeen (17) years, with three (3) five (5) year options to renew. As a contingency to Buyer's obligations hereunder, Seller shall supply Buyer with an MAI appraisal of the Property. If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with a title company acceptable to Buyer as described in Article 6 hereof (the "Closing Agent") on or before the Closing Date.

Within 15 (15) business days of the Closing Date, Buyer will deposit twenty- thousand one hundred ($20,100) dollars (the "Earnest Money") in an escrow account with the Closing
Agent.   The  Earnest  Money will be  credited  against  the
Purchase Price paid by Buyer at closing when and if the transaction contemplated herein closes and the sale is completed. One Hundred Dollars ($100.00) of such Earnest Money shall be considered Option Consideration and be
immediately   non-refundable  even  if  this  Agreement   is
terminated for any reason.

The  balance of the Purchase Price of up to two million  one hundred  twenty  nine  thousand  nine  hundred  ($2,129,900)
dollars, is to be deposited by Buyer into an escrow account with the Closing Agent on or before the Closing Date.

5. Escrow. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

6. Title. Seller shall deliver to Buyer a commitment for an ALTA Owner's Policy of Title Insurance (ALTA owner-most recent edition) issued by Chicago Title Company (the "Title Company") 14607 San Pedro Avenue, Suite 175, San Antonio, TX 78232 Attn: Mary Furgason, insuring marketable title in the Property, subject only to such matters as Buyer may approve and contain such endorsements as Buyer may require and which are available under Louisiana law (the "Title Commitment"). The Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured. The Title Commitment shall also include an itemization of all outstanding and pending special assessments and an itemization of taxes affecting the Property and the tax year to which they relate, shall state whether taxes are current and if not, show the amounts unpaid, the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased. All easements, restrictions, documents and other items affecting title shall be listed in Schedule "B" of the Title Commitment. Copies of all instruments creating such exceptions must be attached to the Title Commitment.

Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and copies of all underlying documents or until the end of the First Contingency Period, whichever is later to be consistent with Article 8.01 hereof, for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

The Buyer shall also have ten (10) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have ten (10) business days to review any such items. Such ten (10) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title. The Seller agrees to inform the Buyer of any item executed by the Seller placed of record affecting the Property after the date of the Title Commitment. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

7. Site Inspection. As a condition precedent to Buyer's obligations hereunder, the Property shall be inspected and approved by Buyer. Said inspection shall be completed prior to the end of the First Contingency Period described in
Article 8.01 hereof.

8.   Due Diligence and Contingency Periods.

8.01 First Due Diligence Documents and First Contingency Period. Buyer shall have until the end of the First Contingency Period to review the First Due Diligence Documents, to conduct all of its inspections, due diligence and review to satisfy itself regarding the Property and this transaction. The First Contingency Period shall be defined as the later of 1) the end of the business day on November 10, 2003, or 2) the end of the tenth (10th) business day after the delivery of all of the First Due Diligence Documents to be delivered by Seller. The First Due Diligence Documents are obtained at the Seller's expense unless specifically designated herein to be obtained by Buyer, and such documents to be of current or recent date and certified to Buyer. The First Due Diligence Documents are:

     (a)  The    Title   Commitment   and   all   back-up
          documentation;

     (b)  Final   As-Built  ALTA  boundary  survey  of   the
          Property as described on Exhibit "B" attached hereto.

     (c) Phase I environmental assessment report and Reliance Letter prepared by a company satisfactory to Buyer containing evidence that the Property complies with all federal, state and local environmental regulations;

     (d) Copies of the insurance polices and insurance certificates for Lessee as required by the Lease;

     (e)  Final   plans   and   specifications   for   the
          Improvements;

     (f)  Zoning compliance letter from the municipality  or
          county  exercising  land  use  control  over   the
          Property in form and substance satisfactory to Buyer, to be obtained by Buyer;

     (g) UCC searches on Lessee from the offices of the state and county recorder in which the Property is located;

     (h)  Financial    statements   of   the   Lessee    and
          Guarantor(s) as described on Exhibit "C" attached hereto;

     (i) Site plan and map(s) showing site and location of competition;

     (j) Demographic report showing data on trade area and the neighborhood, if available;

     (k) Copies of the Articles of Incorporation, the By-Laws and a current Certificate of Good Standing for the Lessee and Guarantor(s), together with all other documents Buyer or Title Company deem necessary to support the authority of the persons executing any documents on behalf of the Seller, Lessee or Guarantor(s);

     (l)  Soils report;

     (m) Utility contacts for telephone, sewer, water, electric and gas including company name, contact person, address, telephone and fax number; and

All  of  the above-described documents (a) through  (m)  are
hereinafter   collectively   the   "First   Due    Diligence
Documents").

      After receipt and review of the First Due Diligence Documents or after Buyer's inspection of the Property, Buyer may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the First Contingency Period and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon receipt by Seller.

8.02 Form of Closing Documents. Prior to the end of the First Contingency Period, Seller and Buyer shall agree on the form of the following documents to be delivered to Buyer on the Closing Date by Seller as set forth in Article 14 hereof:

     (a)  Act of Cash Sale;

     (b)  Seller's and Guarantor's Affidavit;

     (c)  FIRPTA Affidavit;

     (d) Sublease between Seller and its subsidiary(s) to the terms and conditions of the Lease to be entered into between Buyer and Seller;

     (e)  Assignment of warranties from the party or parties
     constructing the    Improvements on the Property;

     (f) Opinion of Counsel re: enforceability of the Lease;

     (g) Opinion of Counsel re: due authority of the Lessee and Guarantor(s);

     (h) Certificate of Completion executed by the project architect, general contractor and Seller, or Architect's Certificate, certifying that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Property and comply with all applicable building, zoning, energy, environmental laws and regulations and the Americans with Disabilities Act;


     (i)    Hazardous Substances Indemnification Agreement;

     (j)  Lease; and

     (k)  Guarantee of Lease.

The above documents shall take the form of documents previously agreed to between the parties, except as the parties may otherwise mutually agree. In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (k) prior to the end of the First Contingency Period, this Agreement may be terminated by either Seller or Buyer and the Earnest Money shall be returned in full to the Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

8.03 Second Due Diligence Documents and Second Contingency Period. As soon as available, but in any event no later than at least five(5) business days prior to the Closing Date (the "Second Contingency Period"), Seller shall deliver to Buyer the following items for review and acceptance:

     (a) MAI appraisal, stating the value of the Property with the completed Improvements thereon;

     (b) A current financial statement of Seller Lessee and Guarantor (s), certified as true and correct by an appropriate officer of Seller;

     (c)  Any documents or written summary of facts known to
          Seller that materially change or render incomplete,
          invalid,  or inaccurate  any  of the   First   Due
          Diligence Documents;

     (d) Certificate of Completion executed by the project architect, general contractor and the Seller, in form and substance as agreed to between the Seller and Buyer prior to the end of the First Contingency Period; and

     (e) Copies of all warranties from the party or parties constructing the Improvements on the Property.

(All  of  the above-described documents (a) through (e)  are
hereinafter   collectively   the   "Second   Due   Diligence
Documents").

Buyer shall have five (5) business days to examine and to accept all of the above-described Second Due Diligence Documents. After Buyer's receipt and review of the Second Due Diligence Documents, Buyer may cancel this Agreement if any of the Second Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Second Contingency Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately and thereafter neither party shall have any further duties or obligations to the other hereunder.

It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no material changes in any of the information reflected in the First or Second Due Diligence Documents after the date of such document and prior to closing.

Until  this  Agreement  is terminated  or  the  Closing  has occurred, the Seller shall deliver to the Buyer any documentation that comes in the Seller's possession that modifies any of the First or Second Due Diligence Documents, or could render any of the First or Second Due Diligence Documents materially inaccurate, incomplete or invalid. The Buyer shall, in any event, have five (5) business days before the Closing Date to review any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such document or documents.

9. Closing Costs. Seller shall pay all costs of closing, including, but not limited to, the owner's title insurance policy, recording fees, escrow fees, the costs of the updating and certifying all Due Diligence Documents unless otherwise designated herein to be paid by Buyer and Buyer's attorneys' fees.

10. Real Estate Taxes and Assessments. Seller represents to Buyer that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been or will be paid in
full  as of  the  Closing  Date.   It  is understood between
Seller and Buyer that all unpaid levied and pending special assessments are paid by the Lessee and shall be the
responsibility of  the  Lessee under the   Lease  after  the
Closing Date.

11. Prorations. The Buyer and the Seller, as of the Closing Date, shall prorate: (i) all rent due under the Lease, if any, (ii) ad valorem taxes, personal property taxes, charges or assignments affecting the Property (on a calendar year basis), (iii) utility charges, including charges for water, gas, electricity, and sewer, if any, (iv) other expenses relating to the Property which have accrued but not paid as of the Closing Date, based upon the most current ascertainable tax bill and other relevant billing information, including any charges arising under any of the encumbrances to the Property. To the extent that information for any such proration is not available on the Closing Date or if the actual amount of such taxes, charges or expenses differs from the amount used in the prorations at closing, then the parties shall make any adjustments necessary so that the prorations at closing are adjusted based upon the actual amount of such taxes, charges or expenses. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available.

12.    Seller's  Representations  and  Warranties.    Seller
represents and warrants as of this date and to the best of Seller's knowledge after due inquiry that:

     (a) Except for this Agreement Seller is not aware of any other agreements or leases with respect to the Property, relating to transfer of ownership, except the Lease between Seller and Carino's Italian Kitchen, Inc. (its wholly owned subsidiary) ("Carino's"). At closing, Seller will terminate the Lease with Carino's and enter into a Sublease for the entire Premises with Carino's.

     (b) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     (c)  It  does  not  have  any  actions  or  proceedings
          pending,   which  would  materially   affect   the
          Property or Lessee or Guarantor(s), except matters fully covered by insurance;

     (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     e) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to AEI of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure to Buyer's benefit and its successors and assigns;

     (f)  The  Property  is in good condition, substantially
          undamaged by fire and other hazards, and  has  not
          been   made   the  subject  of  any   condemnation
          proceeding;

     (g)  The  use and operation of the Property now  is  in
          full  compliance with applicable local, state  and
          federal   laws,   ordinances,   regulations    and
          requirements;

     (h) Seller has not caused or permitted any, and to the best of Seller's knowledge after due inquiry, the Property is not in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions, on, under or about the Property, including, but not limited to, soil and groundwater conditions. There is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property;

     (i)  These   Seller's  representations  and  warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing.

13.    Buyer's   Representations  and   Warranties.    Buyer
represents and warrants to Seller that:

     (a) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound;

     (c)  These   Buyer's  representations  and   warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing.

14.  Closing.

(a) Three (3) days prior to the Closing Date, with simultaneous copy to Buyer, Seller will deposit into escrow with the Closing Agent the following documents on or before the Closing Date:

     (1) An Act of Cash Sale conveying insurable title to the Property to Buyer, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Estoppel letter from Lessee, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Affidavit of Seller and Guarantor, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (3) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the First
          Contingency Period;

     (4)  Any   documentation  modifying  the  Lease  and/or
          Guaranty as may be required by Buyer and agreed to
          between   Buyer  and  Seller  during   the   First
          Contingency Period;

     (5)  Hazardous Substances Indemnification Agreement  of
          Seller in form and substance as agreed to between Seller and Buyer during the First Contingency
          Period;

     (6) Opinion of Counsel regarding enforceability of the Lease and compliance with local law (from an attorney acceptable to Buyer in the state where the Property is located) in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (7) Opinion of Counsel regarding due authority of Lessee and execution and delivery of the Lease by Lessee (from Lessee's counsel), in a form and substance as agreed to between Seller and Buyer during the First Contingency Period ;

     (8) Assignments of all warranties (and the written consents of the assignments thereof by the party giving the warranty) from the party or parties constructing the Improvements on the Property.

     (9) Original insurance policy of Lessee as required by the Lease;

     (10) Copy of the final unconditional Certificate of Occupancy for the Property authorizing Lessee's use and occupancy of the Property;

     (11) Certificate of Completion executed by the project architect, general contractor and the Seller, in form and substance as agreed to between the Seller and Buyer prior to the end of the First Contingency Period;

     (12) A down-dated title commitment for an owner's title insurance policy, reflecting only permitted exceptions approved by Buyer during the First Contingency Period and including all endorsements required by Buyer, with all Schedule C requirements removed;

     (13) Copies  of  any  and  all  certificates,  permits,
          licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements;

     (14) Certified project cost statement, signed by Seller, itemizing the following costs: land acquisition, building construction and site work;

     (15) Guarantee of Lease; and

     (16) Executed Lease.

(b) On or before the Closing Date, Buyer will deposit the Purchase Price, less any Earnest Money, with the Closing
Agent;

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

15. Termination. This Agreement may be terminated prior to closing at Buyer's option and the Earnest Money returned to Buyer in full immediately in the event of any of the following occurrences:

     (a) Seller fails to comply with any of the terms hereof;

     (b)  A   default   exists  in  any  material  financial
          obligation of Seller, Lessee or Guarantor(s);

     (c) Any representation made or contained in any submission from Seller, Lessee or Guarantor(s), or in the Due Diligence Documents, proves to be untrue in any material respect, substantially false or misleading in any material respect at any time prior to the Closing Date;

     (d) There has been a material adverse change in the financial condition of Lessee or Guarantor(s) or there shall be a material action, suit or proceeding pending or threatened against Seller, which affects Seller's ability to perform under this Agreement or against Lessee or Guarantor(s), which affects their respective abilities to perform under the Lease or Guaranty;

     (e)  Any    bankruptcy,   reorganization,   insolvency,
          withdrawal, or similar proceeding is instituted by or against Seller or Lessee or Guarantor(s);

     (f) Seller, Lessee or Guarantor(s) shall be dissolved, liquidated or wound up;

     (g) Lessee does not take possession of the Property and/or commence paying rent under the Lease by the Closing Date;

     (h) Notice given by Buyer pursuant to any right of termination herein.

16. Damages, Destruction and Eminent Domain. If, prior to the Closing Date, the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in
Article 8 hereof have been satisfied, or waived; and (b) any period provided for above in Article 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to the rights of the Lessee under the Lease.

     If prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding, subject to the rights of the Lessee under the Lease.

In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

17. Notices. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:  Kona Restaurant Group, Inc.
               20308 Highway 71 West
               Spicewood, TX  78669
               Attention:  Norman Abdallah
               Phone No.:  512-263-0800

If to Buyer:   AEI Fund Management, Inc.
               1300 Wells Fargo Place
               30 E. 7th Street
               St. Paul, Minnesota 55101
               Attention:  Robert P. Johnson
               Phone No.: (612) 227-7333

Notice shall be deemed received 48 hours after proper deposit in U.S. Mail, or 24 hours after proper deposit with a nationally recognized overnight courier.

18.  Miscellaneous.

a. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may either, at it election, extend the Closing Date, exercise any remedy available to it by law, or terminate this Agreement and receive its Earnest Money back in full immediately.

c. This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate of affiliates of Buyer.

d. The Buyer and Seller each warrant to the other that neither party hereto has had any dealing with any real estate brokers or salespersons which would result in a claim for a commission.

19.  Commitment Fee and Site Inspection Fee.

Seller shall pay to Buyer an application and commitment fee equal $15,000 (the "Commitment Fee") at the time of Seller's execution of this Agreement. In the event this Agreement is terminated by Buyer pursuant to rights to do so hereunder, the Commitment Fee shall be refunded to Seller less Buyer's out-of-pocket costs incurred hereunder, including, but not limited to, Buyer's overhead, third party expenses, and attorneys' fees. Seller shall also pay Buyer a $1,500 site inspection fee.


20. Base Rent reduction. Buyer shall provide in the Lease for the Lessee to be able anytime in the first 18 months of the Lease, to "buy-down" the Base Rent by the payment of $300,000, resulting in a corresponding $27,750 reduction in the Base Rent then payable. Buyer and Seller must mutually agree on the language describing such provision in the Lease.

Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until November 15, 2003, within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.


The remainder of the page has intentionally been left blank.



     IN WITNESS WHEREOF, Seller and Buyer have executed this
Agreement effective as of the day and year above first written.

SELLER:
KONA RESTAURANT GROUP, INC.

By: /s/ Sheri Strehle
Printed Name: Sheri Strehle
Its: Chief Financial Officer



BUYER:




AEI Income & Growth Fund XX Limited Partnership

BY: AEI Fund Management XX, Inc.

By:/s/ Robert P Johnson
       Robert P. Johnson, President



                         EXHIBIT "A"

                      LEGAL DESCRIPTION

That certain lot or parcel of ground containing 1.648 acres, being part of Walker Plaza Lot 2, All of Lot 3, and part of Lot 4 located in Section 47, T3N-R1W, City of Alexandria, Rapides Parish, Louisiana, and being more particularly described as follows:

Beginning at a point marked by a 3/4" iron rod being the southwest corner of lot 1 of Walker Plaza as per plat thereof  recorded  in  Plat Book 22, Page  162,  records  of
Rapides Parish, Louisiana. Then run South 51 degrees 41 minutes 00 seconds East a distance of 204.00 feet to 1/2 - inch iron rod, said point being the Point of Beginning. Front the Point of Beginning run North 38 degrees 19 minutes 12 seconds East a distance of 292.17 feet to a 1/2-inch iron rod; Then run South 60 degrees 49 minutes 00 seconds East a distance of 233.97 feet to a 3/4-inch iron pipe; Then run South 38 degrees 19 minutes 12 seconds West along the westerly line of Outback Steak House a distance of 329.31 feet to a 1/2-inch iron rod on the right of way line of Macarthur Drive; Then run North 51 degrees 41 minutes 00 seconds West along the northern right of way line of Macarthur Drive a distance of 231.00 feet back to the 1/2-inch iron rod marking the Point of Beginning.

Said tract is shown on a ALTA/ACSM Survey dated November 22, 2002, and revised on January 31, 2003 and February 20, 2003, by Frank L Willis, P.E., P.L.S., attached and made a part thereof as Exhibit A-1 to this Exhibit A.